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                                    CONTRACT
                                    --------
                                     BETWEEN
                                     -------
                        ATM SITE LOCATORS, INC. ("SITE")
                        --------------------------------
                                       AND
                                       ---
                           AMERICAN ATM CORP. ("AATM")
                           ---------------------------

     SITE is raising certain money (a maximum of $260,000.00) through the issuance of a series of 10% annual dividend (payable monthly) one year debentures (extendible for one additional year at bond holders option) for the specific purpose of providing for the cash needs of ATMs.

     AATM wishes to have 75% of these funds available to funds its ATM units, and 25% for working capital.

     SITE will provide the funds solely to supply AATM's fit cash needs and additional working capital subject to the following conditions:

          1) AATM shall pay 100% of the dividend expense, monthly, on all bonds issued to SITE's clients, whether the funds are in AATM's ATM units or in a bank account and subject to call by AATM on a request basis for ATM cash funding replacement or operational requirements.

          2) AATM shall pay the following SITE operating costs. A) All corporate filing fees to maintain SITE as a viable Florida Corporation up to $1,000.00 per annum. All bank charges, money transfers, wire fees, etc. and administrative costs expended towards AATM's business interest.

          3) AATM shall carry a minimum of $500,000 in insurance against theft or any coverable loss on ATM funded moneys with a deductible not to exceed $1,000). The issuance shall cover each and every ATM unit brought online by AATM for no less than $20,000 per machine, or their full cash tray capacity. No non-bonded employees of AATM shall be permitted access to any fit cash.

          4) All cash utilized for ATM unit funding purposes shall be transferred by licensed and bounded messenger services such as Brinks or Wells Fargo.

          5) AATM shall issue and file a UCC-1 senior debt agreement in favor of SITE in the amount of $260,000.00, covering and all moneys advanced by SITE to AATM. In addition, the UCC-1 shall cover any and all moneys owned by AATM to SITE. The UCC-1 shall be filed in favor of SITE in all states. AATM has ATM units operating and funded by SITE.

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          6)   AATM shall further guarantee SITE against any type of loss of its funds that are advanced on behalf of or under the rol of AATM.

          7) All settlement for moneys due to SITE shall be paid monthly, on or before the 5th day of each month. In the event payment is late for more than five (5) days from its due date, SITE in its sole discretion may immediately order back to its bank account(s) any and all moneys advanced to AATM. AATM hereby agrees to let SITE enter a default judgment for nay moneys due SITE's clients pursuant to this agreement and to have SITE immediately seize any assets of AATM to satisfy said default amounts, including any and all collection costs, attorney's fees, etc.

     The above sets forth a full agreement as among the parties, which may not be changed orally, but only in writing acknowledged by both parties.

     Agreed and Accepted,               Agreed and Accepted,

     Dated: December 30,                Dated: December 30, 1997

     /s/ Carl Anthony                   /s/ Mori Aaron Schweitzer
     --------------------------         ----------------------------
     ATM Site Locators, Inc.            American ATM Corp.
     By: Carl Anthony                   By: Mori Aaron Schweitzer
         President                          President

     The use of any funds referred to herein for working capital purposes (i.e. up to 25%) are hereby unconditionally guaranteed against loss by Mori Aaron Schweitzer, as acknowledged below.

This 30th of December 1997.

Mori Aaron Schweitzer
---------------------------------
Mori Aaron Schweitzer, Individual


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                            MODIFICATION OF AGREEMENT
                             DATED DECEMBER 30, 1997
                    BETWEEN ATM SITE LOCATORS, INC. ("Site")
                                       AND
                            AMERICAN ATM CORP ("ATM")

     The agreement dated December 30, 1997 is hereby modified and amended in the following particulars:

1. This agreement will be secured by a UCC-1 filing statement covering all of the ATM machines presently owned by American ATM Corp.

2. The funds raised by "Site" are to be used for the purposes of providing ATM fit cash for American ATM and for working capital.

     Dated : June 1, 1998

     /s/ Carl Anthony                   /s/ Mori Aaron Schweitzer
     ------------------------           ----------------------------
     ATM Site Locators, Inc.            American ATM Corp.
     By: Carl Anthony                   By: Mori Aaron Schweitzer
         President                          President


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